EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated July 30, 2003, accompanying the financial statements of Lee County Bancshares, Inc. contained in the Registration Statement on Form SB-2 and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                                     /s/Porter Keadle Moore, LLP

Atlanta,  Georgia
August  19,  2003


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